Exhibit 99.1

FOR IMMEDIATE RELEASE:

TUCOWS REPORTS CONTINUED STRONG RESULTS FOR THE FIRST QUARTER OF FISCAL 2007

— Quarter Highlighted by Solid Financial Performance, Including Record Revenue, Record Adjusted Net Income and Continued Strong Cash Flow Generation —

TORONTO — May 10, 2007— Tucows Inc. (AMEX:TCX, TSX:TC), a leading provider of Internet services to web hosting companies, ISPs and other service providers worldwide, today reported its financial results for the first quarter of fiscal 2007, ended March 31, 2007.

Highlights for the first quarter included:

•                  A 16% year-over-year increase in net revenue to a record $17.8 million;

•                  A 62% year-over-year increase in adjusted net income to a record $2.4 million;

•                  Net income of $0.7 million;

•                  Cash flow from operating activities of $1.2 million; and,

•                  A 17% year-over-year increase in deferred revenue to a record $48.0 million.

“The first quarter of 2007 was highlighted by another solid financial performance, “ said Elliot Noss, President and Chief Executive Officer, Tucows Inc. “We continue to grow our business by using our wholesale channel to deliver Internet services like domain names and email that are critical to our service provider customers.  As our business scales, the leverage in our business becomes more and more apparent. We expect to see continued growth as we move forward.”

“The first quarter puts us on track to meet our announced target of $10-12 million in cash flow from operations for 2007,” said Noss. “We continue to expect domain registration revenue to grow in the low double digits and remaining revenue to grow at higher rates. We expect that operating expenses will only increase at about half the rate of gross profit.”

Summary Financial Results
 (Numbers in Thousands of US Dollars, Except Per Share Data)

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Net Revenue	17,771	15,287
EBITDA	1,971	434
Adjusted Net Income	2,442	1,506
Net Income	750	(157)
Net Income/Share	0.01	0.00
Cash Flow from Operations	1,165	1,834

Cash, short-term investments and restricted cash at the end of the first quarter of fiscal 2007 was $6.6 million compared to $7.3 million at the end of the fourth quarter of fiscal 2006 and $11.8 million at the end of the first quarter of fiscal 2006. The decrease compared to the end of the fourth quarter of fiscal 2006 is primarily the result of the use of $1.3 million for the repurchase of the Company’s shares under its previously announced stock buyback program and the use of $1.2 million to purchase hardware to support the hosted email services business, which were partially offset by the generation of cash flow from operations of $1.2 million during the first quarter of fiscal 2007.

Net revenue for the first quarter of fiscal 2007 increased 16% to $17.8 million from $15.3 million for the first quarter of fiscal 2006.  The increase was the result of growth across all areas of the business.

Summary of Revenue and Cost of Revenue
(Numbers in Thousands of US Dollars)

	Revenue		Cost of Revenue (excluding Network costs)
	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Domain Names, Excluding Domain Direct	11,901	10,667	8,782	7,675
Other Internet Services, Including Domain Direct	4,400	3,776	1,015	932
Sale of Domain Names	82	—	—	—
Advertising and Other Revenue	1,388	844	52	—
Total	17,771	15,287	9,849	8,607

Adjusted net income for the first quarter of fiscal 2007 increased to $2.4 million from $1.5 million for the corresponding quarter of last year.  Net income for the first quarter of fiscal 2007 was $0.7 million, or $0.01 per share, compared with a net loss of $0.2 million, or $0.00 per share, for the first quarter of fiscal 2006.  Included in net income and adjusted net income for the first quarter of fiscal 2007 is a gain on foreign exchange of $51,000 compared with a loss on foreign exchange of $88,000 for the corresponding quarter of fiscal 2006.

Deferred revenue at the end the first quarter of fiscal 2007 was $48.0 million, an increase of 17% from $41.1 million at the end of the first quarter of fiscal 2006 and an increase of 6% from $45.1 million at the end of the fourth quarter of fiscal 2006.

This release may contain forward-looking statements, relating to the Company’s operations or to the environment in which it operates, which are based on Tucows Inc.’s operations, estimates, forecasts and projections. These statements are not guarantees of future performance and are subject to important risks, uncertainties and assumptions concerning future conditions that may ultimately prove to be inaccurate or differ materially from actual future events or results. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, investors should not place undue reliance on these forward-looking statements, which are based on Tucows Inc.’s current expectations, estimates, projections, beliefs and assumptions. These forward-looking statements speak only as of the date of this presentation and are based upon the information available to Tucows Inc. at this time. Tucows Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call

Tucows will host a conference call today, Thursday, May 10, 2007, at 5:00 p.m. (ET) to discuss the Company’s first quarter fiscal 2007 results. To access the conference call via the Internet go to http://about.tucows.com, and click on “Investor Relations.”

For those unable to join the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 1-877-289-8525 or 416-640-1917 and enter the pass code 21228036 followed by the pound key.  The telephone replay will be available until Thursday, May 17, 2007, at midnight. To access the archived conference call via the Internet, go to http://about.tucows.com and click on “Investor Relations.”

About Tucows

Tucows Inc. (AMEX:TCX, TSX:TC) provides Internet services and download libraries through a global distribution network of over 7,000 service providers.  This distribution network primarily consists of web hosting companies, ISPs (Internet Service Providers) and other Internet related service companies.  These companies use Tucows’ provisioned services to offer solutions to their customers: enterprises, small and medium businesses and consumers.  Tucows is an accredited registrar with ICANN (the Internet Corporation for Assigned Names and Numbers) and earns most of its revenue from domain name registration services plus hosted email, spam and virus protection, Blogware, website building tools, the Platypus Billing System and digital certificates.  For more information, please visit:  www.tucowsinc.com

Contact:

Leona Hobbs

Director, Communications

Tucows Inc.

416-538-5450

ir@tucows.com

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.

Tucows  Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

(unaudited)

	March 31,	December 31,
	2007	2006

Assets

Current assets:
Cash and cash equivalents	$5,819,984	$6,256,392
Restricted cash	767,785	1,019,423
Accounts receivable	3,822,620	2,969,997
Prepaid expenses and deposits	3,121,863	2,394,627
Prepaid domain name registry and other Internet services fees, current portion	23,708,449	22,168,558
Deferred tax asset, current portion	1,000,000	1,000,000
Total current assets	38,240,701	35,808,997

Prepaid domain name registry and other Internet services fees, long-term portion	9,952,103	9,511,341
Property and equipment	6,740,768	5,647,532
Deferred tax asset, long-term portion	2,000,000	2,000,000
Intangible assets	18,286,331	18,554,436
Goodwill	12,184,867	12,094,817
Investment	353,737	353,737
Cash held in escrow	—	694,579
Total assets	$87,758,507	$84,665,439

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,221,473	$2,867,814
Accrued liabilities	2,999,362	2,567,012
Customer deposits	2,968,995	3,144,119
Deferred revenue, current portion	33,787,876	31,658,081
Accreditation fees payable, current portion	841,928	847,325
Total current liabilities	43,819,634	41,084,351

Deferred revenue, long-term portion	14,245,655	13,478,525
Accreditation fees payable, long-term portion	168,677	163,988
Promissory note payable	6,000,000	6,000,000
Deferred tax liability	5,396,000	5,396,000

Stockholders’ equity:
Preferred stock — no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock — no par value, 250,000,000 shares authorized; 74,713,234 shares issued and outstanding at March 31, 2007 and 75,978,502 shares issued and outstanding at December 31, 2006	15,282,470	15,395,381
Additional paid-in capital	49,309,088	50,359,906
Deficit	(46,463,017)	(47,212,712)
Total stockholders’ equity	18,128,541	18,542,575
Total liabilities and stockholders’ equity	$87,758,507	$84,665,439

Tucows  Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended March 31,
	2007	2006

Net revenues	$17,771,217	$15,287,120

Cost of revenues:
Cost of revenues (*)	11,232,789	9,927,854
Depreciation of property and equipment	809,666	524,919
Amortization of intangible assets	63,532	38,540
Total cost of revenues	12,105,987	10,491,313

Gross profit	5,665,230	4,795,807

Operating expenses:
Sales and marketing (*)	1,344,444	1,459,156
Technical operations and development (*)	1,812,279	2,320,716
General and administrative (*)	1,498,769	1,619,053
Depreciation of property and equipment	61,524	37,050
Amortization of intangible assets	233,301	93,293
Total operating expenses	4,950,317	5,529,268

Income (loss) from operations	714,913	(733,461)

Other income (expenses):
Interest income (expense), net	(41,649)	102,891
Other income, net	88,431	473,606
Total other income	46,782	576,497

Income before provision for income taxes	761,695	(156,964)

Provision for income taxes	12,000	—

Net income (loss) for the period	$749,695	$(156,964)

Basic earnings per share	$0.01	$(0.00)

Shares used in computing basic earnings per common share	75,459,822	71,980,393

Diluted earnings per share	$0.01	$(0.00)

Shares used in computing diluted earnings per common share	77,959,165	71,980,393

(*) Stock-based compensation has been included in expenses as follows:
Cost of revenues	$2,500	$2,400
Sales and marketing	$14,200	$17,400
Technical operations and development	$20,100	$23,700
General and administrative	$25,900	$26,700

Tucows  Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended March 31,
	2007	2006
Cash provided by (used in):
Operating activities:
Net income (loss) for the period	$749,695	$(156,964)
Items not involving cash:
Depreciation of property and equipment	871,190	561,969
Amortization of intangible assets	296,833	131,833
Unrealized change in the fair value of forward exchange contracts	(216,789)	182,944
Stock-based compensation	62,700	70,200
Change in non-cash operating working capital:
Interest receivable	—	37,594
Accounts receivable	(852,623)	(1,827,642)
Prepaid expenses and deposits	(727,236)	3,413
Prepaid fees for domain name registry and other Internet services fees	(1,980,653)	(2,313,048)
Accounts payable	(408,137)	492,667
Accrued liabilities	649,139	1,327,080
Customer deposits	(175,124)	147,834
Deferred revenue	2,896,925	3,044,520
Accreditation fees payable	(708)	131,264
Cash provided by operating activities	1,165,212	1,833,664

Financing activities:
Proceeds received on exercise of stock options	101,071	28,009
Repurchase of shares	(1,327,500)	—
Cash (used in) provided by financing activities	(1,226,429)	28,009

Investing activities:
Cost of domain names acquired	(28,728)	—
Additions to property and equipment	(1,202,630)	(886,279)
Decrease in investment in short-term investments	—	1,699,569
Decrease (increase) in restricted cash - being margin security against forward exchange contracts	251,638	(552,500)
Acquisition of Hosted Messaging Assets, net of cash acquired	(90,050)	(6,583,454)
(Increase) decrease in cash held in escrow	694,579	(1,766,504)
Cash used in investing activities	(375,191)	(8,089,168)

Decrease in cash and cash equivalents	(436,408)	(6,227,495)
Cash and cash equivalents, beginning of period	6,256,392	17,348,088
Cash and cash equivalents, end of period	$5,819,984	$11,120,593

Supplemental cash flow information:
Interest paid	$105,000	$—

Non-cash investing activity:
Capital assets acquired during the period not yet paid for	$1,146,066	$—
Dividend receivable	$88,431	$—

EBITDA and Adjusted Net Income

Tucows  Inc.

Reconciliation of EBITDA and Adjusted Net Income

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended March 31,
	2007	2006

Net income (loss) for the period	$749,695	$(156,964)
Depreciation of property and equipment	871,190	561,969
Amortization of intangible assets	296,833	131,833
Interest income (expense), net	41,649	(102,891)
Provision for income taxes	12,000	—
EBITDA	1,971,367	433,947

Adjustments to EBITDA (1)
Change in prepaid fees for domain name registry and other Internet services fees	(1,980,653)	(2,313,048)
Change in deferred revenue	2,896,925	3,044,520
Dividend income	(88,431)	—
Transitional costs	—	814,263
Other income	—	(473,606)
Reversal of contingencies	(357,500)	—
Subtotal Adjustments to EBITDA	470,341	1,072,129

Adjusted Net Income	$2,441,708	$1,506,076

(1)             Adjustments to EBITDA

We define Adjusted EBITDA as net income adjusted for depreciation, amortization, interest, taxes and further adjusted for certain cash and non-cash charges. For the three months ended March 31, 2006, we incurred $814,263 of transitional costs in connection with our acquisition of the Hosted Messaging assets of Critical Path. In addition, during the three months ended March 31, 2006, we received $473,606 in connection with settlements related to patents we acquired in the merger with Infonautics in 2001. The net amount of cash we collected for domain registrations and other Internet services paid for the full term at the time of activation and deferred, amounted to $916,272 for the three months ended March 31, 2007 compared to $2,896,925 for the three months ended March 31, 2006.

Note:

To assist financial statement users in their assessment of the Company’s historical performance and to project its future earnings and cash flows, the Company has included earnings before interest, taxes, depreciation and amortization (EBITDA). EBITDA is presented because it is an important supplemental measure of performance frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles (GAAP) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to Net Income as indicators of operating performance or any other measures of performance derived in accordance with (GAAP). Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. See the Consolidated Statements of Cash Flows included in the attached financial statements. As a non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•              It does not include interest expense. Because the Company has borrowed money to finance some of its operations, interest is a necessary part of the Company’s costs and ability to generate revenue. Therefore, any measure that excludes interest has material limitations;

•              It does not include depreciation and amortization expense. Because the Company must utilize capital assets in order to generate revenues, depreciation and amortization expense is a necessary and ongoing part of the Company’s costs. Therefore, any measure that excludes depreciation and amortization expense has material limitations; and,

•              It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations.

Management compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net earnings.

Adjusted Net Income represents EBITDA plus the additional adjustments described in the table above. Adjusted Net Income is presented because it better represents ongoing business performance than EBITDA. The adjustments reflect the material amount of cash collected by the Company for domain registrations and other Internet services paid for the full term at the time of activation, with the revenue deferred, net of prepaid fees. In addition, adjusted Net Income reflects earnings and expenses considered as non-representative of ongoing business for the reasons specified below. Adjusted Net Income is one of the primary measures the Company uses for planning and budgeting purposes, incentive compensation and to monitor and evaluate Tucows’ financial and operating results. Adjusted Net Income is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Consolidated Statements of Cash Flows included in the attached financial statements.